Exhibit 10.39

AMENDMENT NUMBER ONE

TO THE

NEW YORK STOCK EXCHANGE, INC.
DEFERRED COMPENSATION PLAN FOR PERFORMANCE AWARDS

WHEREAS, New York Stock Exchange, Inc. (the “NYSE”) maintains New York Stock Exchange, Inc. Deferred Compensation Plan For Performance Awards, effective as of August 1, 1997 (the “Plan”);

WHEREAS, NYSE may amend the Plan by action of its board of directors (the “Board”) or a person designated by the Board; and

WHEREAS, the undersigned has been duly authorized by the Board to amend the Plan; and

WHEREAS, the undersigned deems it advisable to amend the Plan.

NOW, THEREFORE, pursuant to Section 10 of the Plan, the Plan is hereby amended, as follows:

1.             Effective June 1, 1999, the Plan is renamed as the “New York Stock Exchange, Inc. Long Term Incentive Deferral Plan” and all references in the Plan to the “New York Stock Exchange, Inc. Deferred Compensation Plan For Performance Awards” are amended to read as “New York Stock Exchange, Inc. Long Term Incentive Deferral Plan.”

2.             Paragraph 7 of the Plan is amended in its entirety to read as follows:

“7.           PAYMENT OF DEFERRED BENEFITS

(a)           Except as otherwise provided in Section 7(c) below, a Participant’s Deferred Benefits shall be paid to the Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary), as soon as practicable after the Participant incurs a Termination of Employment.

(b)           Upon a Participant’s election to defer a Performance Award hereunder, the Participant may designate a Beneficiary for purposes of this Section 7.

(c)           (A)          Upon a Participant’s election to defer a Performance ICP Award, he may make an election regarding the Distribution Form in which to receive his Deferred Benefits paid to him (or, in the event of the Participant’s death, the Participant’s Beneficiary) and the Distribution Time upon which to commence payment of Deferred Benefits under the Plan.  A Participant may make the foregoing elections or change his existing elections (other than a change regarding a Selected Date of Distribution), on a form prescribed by and filed with the Committee, at any time at least one (1) year prior to his Termination of Employment (other than due to the Participant’s death).

(B)           Notwithstanding Section 7(c)(A) above, each Senior Officer who is (i) an Eligible Employee on June 1, 1999 or (ii) is designated as an Eligible Employee after June 1, 1999, shall be entitled to make or change his election regarding the Distribution Form and Distribution Time (other than changing an existing election of a Selected Date of Distribution with respect to Deferred Benefits credited to the Participant’s Account), provided that such election is made and filed with the Committee by the end of the thirty (30) day period commencing on the date the Senior Officer first becomes an Eligible Employee.

(d)           Notwithstanding any other provision to the contrary, the Committee may require, in its sole discretion, that (i) a Participant’s elections with respect to the distribution of all of his Deferred Benefits be identical and (ii) a Participant’s elections with respect to the distribution of his Deferred Benefits be identical to all or some of his elections with respect to the distribution of benefits under any other employee benefit plans maintained by the NYSE in which the Participant also participates.

(e)           Allocation of Earnings on distributions of amounts attributable to different Performance Awards shall be made in accordance with the rules established by the Committee.

(f)            For purposes of this Section, “Distribution Time” means as soon as administratively feasible following one of the following dates:  (i) the Participant’s Termination of Employment, (ii) the January 1 next following the Participant’s Termination of Employment, or (iii) the Participant’s Selected Date of Distribution.

(g)           For purposes of this Section, “Distribution Form” means one of the following forms of distribution of Deferred Benefits available under the Plan:  (i) a lump sum; or (ii) in a fixed number of monthly installments, over a period of up twenty to (20) years (in whole years), provided such period does not exceed the life expectancy of the Beneficiary.

(h)           For purposes of this Section, “Selected Date of Distribution” means a date elected by the Participant which is not earlier than two (2) years following the end of the Plan Cycle to which such Deferred Benefit relates and no later than the January 1 following his Termination of Employment.  In the event that a Participant incurs a Termination of Employment prior to his Selected Date of Distribution, such Deferred Benefits credited to his Deferred Compensation Account shall be paid to him as soon as administratively feasible following the Participant’s Termination of Employment.  Notwithstanding Sections 7(c)(A) or 7(c)(B) above, a Participant’s election to defer a Performance Award to a Selected Date of Distribution shall be irrevocable and must be made on a form prescribed by and filed with the Committee.

(i)            Notwithstanding any provision of the Plan to be contrary, any payment from the Plan to a trust or estate which is the Beneficiary of a Participant shall be made as soon as administratively feasible following the Participant’s death in a lump sum regardless of the Participant’s election.”

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 28th day of May, 1999.

NEW YORK STOCK EXCHANGE, INC.

By:	/s/ Frank Z. Ashen
Title: SVP Human Resources